Exhibit 99.1

Press Release	Source: Think Partnership Inc.

Think Partnership Announces Results of
its Annual Meeting of Shareholders

NORTHBROOK, Ill.—(BUSINESS WIRE)—March 15, 2006— Think Partnership Inc., formerly known as CGI Holding Corporation (the “Company”) (AMEX: THK - News) announced today that its shareholders approved all corporate proposals at its 2005 Annual Meeting of shareholders.

At the meeting, the shareholders elected Xavier Hermosillo, Gerard M. Jacobs, T. Benjamin Jennings, Frederick P. Lyte, Vincent J. Mesolella, Dominic L. Ragosta and Patrick W. Walsh to serve as the Company’s directors. Messrs. Lyte, Mesolella, Ragosta and Walsh will serve as independent directors.

The shareholders ratified the appointment of Blackman Kallick Bartelstein, LLP as the Company’s independent registered public accountant.

The shareholders also approved the Company’s 2005 Long-Term Incentive Plan, which governs grants of equity-based awards to the Company’s officers, employees and directors.

Additionally, the shareholders approved two amendments to the Company’s Articles of Incorporation. First, the shareholders approved an amendment to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares. Second, the shareholders approved an amendment to change the Company’s name as set forth in its Articles of Incorporation to Think Partnership Inc. The Company has already been doing business under this name and its common stock has been listed on AMEX under the ticker symbol “THK”.

The Company is based in Northbrook, Ill. and currently has 12 operating companies providing online and off-line marketing, advertising, public relations, branding, and shopping evaluation services; search engine optimization and marketing services, opt-in email marketing, and pay-per-click campaign management; online dating; web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access; software for affiliate marketing and affiliate marketing services; online education; and marketing to expectant parents (see www.thinkpartnership.com).  The Company has announced signed letters of intent to acquire: Web Diversity Limited, a London-based leader in paid search management and organic search (see www.webdiversity.co.uk); U.K.-based Crystal Reference Systems Limited, whose operating divisions are Crystal Semantics (see www.crystalsemantics.com), and Crystal Reference (see www.crystalreference.com), an Internet content and search technology company and a major educational content publisher in Europe; and iLead Media, Inc., Pleasant Grove, Utah, a recognized leader in online lead generation (see www.ileadmedia.com). Additionally, the Company has announced that it entered into a definitive agreement to purchase Litmus Media, Inc., North Kansas City, Missouri, a secure ad feed distribution provider (see www.litmusmedia.com).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended Sept. 30, 2005, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

For Think Partnership Inc.:
Xavier Hermosillo, (310) 832-2999,
Sr. Vice President for Corporate Communications
and Investor Relations

Xavier@thinkpartnership.com